                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             ROSLYN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                             ROSLYN BANCORP, INC.
                          1400 OLD NORTHERN BOULEVARD
                            ROSLYN, NEW YORK  11576
                                 (516) 621-6000

                                                                  March 27, 1998

Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Roslyn Bancorp, Inc. (the "Company"), the holding company for The Roslyn Savings Bank (the "Bank"), Roslyn, New York, which will be held on April 28, 1998, at 9:30 a.m., Eastern Daylight Savings Time, at the Milleridge Cottage, 585 North Broadway, Jericho, New York 11753.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Roslyn Bancorp, Inc., as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of Roslyn Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER CONSIDERED.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMPANY'S COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                    Sincerely yours,

                                    /s/ Joseph L. Mancino

                                    Joseph L. Mancino
                                    Chairman of the Board,
                                    President and Chief Executive Officer

                              ROSLYN BANCORP, INC.
                          1400 OLD NORTHERN BOULEVARD
                            ROSLYN, NEW YORK  11576
                       __________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1998
                       __________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Roslyn Bancorp, Inc. (the "Company") will be held on April 28, 1998, at 9:30 a.m., Eastern Daylight Savings Time, at the Milleridge Cottage, 585 North Broadway, Jericho, New York 11753.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three Directors to three-year terms of office each;

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3. Such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     The Board of Directors has established March 2, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Roslyn Bancorp, Inc., 1400 Old Northern Boulevard, Roslyn, New York 11576, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors

                              /s/ Mary M. Ehrich

                              Mary M. Ehrich
                              Corporate Secretary

Roslyn, New York
March 27, 1998

                              ROSLYN BANCORP, INC.
                            _______________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1998
                            _______________________

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of Roslyn Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Shareholders to be held on April 28, 1998 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement is first being mailed to record holders on or about March 27, 1998.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" THE APPROVAL AND RATIFICATION OF THE SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by Directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of Directors.

     The close of business on March 2, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 43,642,459 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of Directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii)

"ABSTAIN" from voting on such item. Under Delaware law and the Company's Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote, is required to constitute stockholder ratification of Proposal 2. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will not be counted as votes cast for purposes of Delaware law and the Company's Bylaws. Shares underlying broker non-votes or in excess of the Limit will not be counted as present and entitled to vote or as votes cast and will have no effect.

     Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company. The Board of Directors have designated Registrar and Transfer Company to act as inspectors of election and tabulate the votes at the Annual Meeting. Registrar and Transfer Company is not otherwise employed by, or a Director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date, or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                           AMOUNT AND
                                                           NATURE OF
                                                          BENEFICIAL     PERCENT OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP       CLASS
--------------    ------------------------------------   --------------  ----------
Common Stock      The Roslyn Savings Bank                  3,491,397(1)     8.0%
                  Employee Stock Ownership Plan
                  ("ESOP")
                  1400 Old Northern Boulevard
                  Roslyn, New York  11576

___________________________
(1) Marine Midland Bank has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the ESOP participants. As of March 2, 1998, 62,371 shares had been allocated under the ESOP and 3,427,692 shares remain unallocated. As of March 2, 1998, the shares to be allocated under the ESOP for 1997 have been committed for allocation but have not yet been allocated to the ESOP participants. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the voting instructions received from ESOP participants, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) Directors and is divided into three classes. Each of the nine members of the Board of Directors of the Company also presently serves as a Director of The Roslyn Savings Bank, which is a wholly-owned subsidiary of the Company. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of Directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at this Annual Meeting are Joseph
L. Mancino, James E. Swiggett and Robert G. Freese. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors.
The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth, as of the Record Date, the names of the nominees, continuing Directors and "Named Executive Officers" of the Company, as defined below; their ages; a brief description of their recent business experience, including present occupations and employment; certain directorships held by each; the year in which each became a Director and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each Director and Named Executive Officers and all Directors and executive officers as a group as of the Record Date.

                                                                                NATURE AND           OWNERSHIP
NAME AND PRINCIPAL                                             EXPIRATION        AMOUNT OF             AS A
OCCUPATION AT PRESENT                              DIRECTOR    OF TERM AS        BENEFICIAL         PERCENT OF
AND FOR PAST FIVE YEARS                      AGE   SINCE(1)     DIRECTOR     OWNERSHIP(2)(3)(4)        CLASS
-------------------------------------------  ---  -----------  -----------   ------------------     -----------
NOMINEES
Joseph L. Mancino                             60      1991         1998            295,933               *
Chairman of the Board, President and
Chief Executive Officer of the
Company; Chairman of the Board,
President and Chief Executive Officer
of the Bank.  Mr. Mancino also serves
as a Director of the Institutional
Investors Mutual Fund, a diversified
open end mutual fund, the Community
Bankers Association of New York State
and the Savings Bank Life Insurance
Fund.

James E. Swiggett                             66      1980         1998             85,630               *
Retired Chairman of the Board,
President and Chief Executive Officer
of Kollomorgen Corp., a diversified
technology manufacturing company.

Robert G. Freese                              68      1988         1998             36,164               *
Retired Vice Chairman and Chief
Financial Officer of Grumman
Corporation, a defense contractor.

CONTINUING DIRECTORS

Thomas J. Calabrese, Jr.                      56      1994         2000             32,677               *
Vice President, Daniel Gale Agency,
Inc.; retired Managing Director -
Human Resources, NYNEX
Corporation, a telecommunications
firm.

                                                                                NATURE AND           OWNERSHIP
NAME AND PRINCIPAL                                             EXPIRATION        AMOUNT OF             AS A
OCCUPATION AT PRESENT                              DIRECTOR    OF TERM AS        BENEFICIAL         PERCENT OF
AND FOR PAST FIVE YEARS                      AGE   SINCE(1)     DIRECTOR     OWNERSHIP(2)(3)(4)        CLASS
-------------------------------------------  ---  -----------  -----------   ------------------     ----------
Dr. Edwin W. Martin, Jr.                      66      1994         2000            32,977                *
President Emeritus and a Director of
the National Center for Disability
Services, a non-profit education,
rehabilitation and research corporation
since 1994.  Prior to that, Dr. Martin
was President and Chief Executive
Officer of the National Center for
Disability Services.  Dr. Martin is
currently a Director of National
Captioning Institute, a non-profit
agency, a Director of Interboro Mutual
Indemnity Insurance Company, an
insurance company, and a Director of
Pall Corp., a manufacturer of industrial
filters.

Richard C. Webel                              46      1995         2000            36,677                *
Managing Director, Innocenti &
Webel, an architectural firm.  Mr.
Webel is also President of Webel
Corporation, a strategic planning
company and PlantAmerica, LLC, a
software development corporation.
Mr. Webel also serves as a general
partner of Roundbush Associates, a
real estate development partnership.

Floyd N. York                                 75      1967         1999            74,350                *
Retired Chairman of the Board,
President and Chief Executive Officer
of the Bank.

Victor C. McCuaig                             69      1970         1999            46,850                *
Of counsel to and former partner in
Payne, Wood & Littlejohn, general
counsel to the Bank.

John P. Nicholson                             73      1975         1999            44,970                *
Chairman of Nicholson & Galloway, a
local construction firm specializing in
roofing construction.  Mr. Nicholson
also serves as an Advisory Director of
Bank of New York, Long Island
Division.

                                                                                NATURE AND           OWNERSHIP
NAME AND PRINCIPAL                                             EXPIRATION        AMOUNT OF             AS A
OCCUPATION AT PRESENT                              DIRECTOR    OF TERM AS        BENEFICIAL         PERCENT OF
AND FOR PAST FIVE YEARS                      AGE   SINCE(1)     DIRECTOR     OWNERSHIP(2)(3)(4)        CLASS
-------------------------------------------  ---  -----------  -----------   ------------------     -----------
NAMED EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Michael P. Puorro                             38       --           --             90,414                *
Treasurer and Chief Financial Officer
of the Company; Senior Vice President
and Chief Financial Officer of the
Bank since 1996.  Mr. Puorro has been
employed by the Bank since 1992.

John R. Bransfield, Jr.                       56       --           --            126,568                *
Vice President of the Company;
Executive Vice President and Senior
Lending Officer of the Bank since
1996.  Mr. Bransfield, Jr. was Senior
Vice President and Senior Lending
Officer of the Bank from 1993 until
1996. Prior to that, Mr. Bransfield, Jr.
was Executive Vice President and
President for the Long Island Region
of a New England-based commercial
bank.

John L. Klag                                  40       --           --             79,989                *
Senior Vice President and Investment
Officer of the Bank since 1996.  Mr.
Klag has been employed by the Bank
since 1993.  Prior to that, Mr. Klag was
a Vice President of a New York-based
savings bank.

Arthur W. Toohig                              55       --           --             94,251                *
Senior Vice President and Human
Resources Officer of the Bank since
1992.

Directors and executive officers as a         --       --           --          1,253,735(5)            2.91%
 Group (15 persons)

_______________________________
*   Represents less than 1.0% of the Company's voting securities.
(1) Includes years of service as a Director of the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) Includes 34,164, 34,164 31,677, 31,677, 31,677, 34,350, 34,350 and 34,350
    shares awarded under the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan") to Messrs. Swiggett, Freese, Calabrese, Martin, Webel, York, McCuaig and Nicholson, respectively. Such awards commence vesting at a rate of 20% per year beginning September 2, 1998. Each participant has voting power as to the shares awarded.
(4) Includes Stock Awards granted under the Incentive Plan consisting of 181,818, 101,138, 62,500, 62,500 and 62,500 shares awarded to Messrs.
    Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively, which will commence vesting at a rate of 20% per year beginning on September 2, 1998 and 45,000, 20,000, 9,400, 9,400 and 9,400 shares awarded to Messrs.
    Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively, which vest based upon the achievement of certain specified performance objectives but in no event later than September 2, 2002. Each participant presently has voting power as to the shares awarded.
(5) Includes a total of 763,656 shares awarded under the Incentive Plan as to which voting may be directed.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one purchase by Mr. Nicholson was not reported on a timely basis on a Form 4 and, due to an administrative error, each Director and Messrs. Bransfield, Jr., Klag, Daniel Murphy, Puorro and Ms. Ehrich did not timely file his or her Annual Statement of Beneficial Ownership of Securities on Form 5 which would have reflected one transaction for each person consisting of the awards under the Incentive Plan. Each required filing was subsequently filed.

MEETINGS AND COMMITTEES OF THE BOARDS OF THE BANK AND THE COMPANY

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets regularly and may have additional meetings as needed. During fiscal 1997, the Board of Directors of the Company held 13 meetings. All of the Directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such Directors served during fiscal 1997. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     AUDIT COMMITTEE. The Audit Committee of the Company consists of Messrs. Freese, Swiggett, Nicholson, York and Webel, who are outside Directors. The purposes of this Committee are to review audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. The Audit Committee met 3 times in fiscal 1997.

     COMPENSATION COMMITTEE. The Compensation Committee of the Company consists of Messrs. Calabrese, Jr., Freese, Swiggett, Nicholson and Martin, Jr. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. The Compensation Committee met 6 times in fiscal 1997.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. As of May 1, 1997, Directors of the Company receive fees of $1,700 per Board meeting attended and $800 per Committee meeting attended, unless such meetings are held consecutively with Board or Committee meetings of the Bank, in which case the Directors of the Company receive no fees. Prior to May 1, 1997, no fees were paid to Directors of the Company for their services as members of the Board of Directors of the Company or as committee members. Directors of the Bank receive fees of $1,700 per Board meeting attended and $800 per Committee meeting attended.

     INCENTIVE PLAN. The Company maintains the Incentive Plan under which all directors, officers and employees of the Company and the Bank are eligible to receive stock based compensation awards. Under the Incentive Plan, each outside director of the Company and Bank was granted non-statutory stock options to purchase 62,500 shares of Common Stock (with Limited Rights), and awards of common stock ("Stock Awards") 25,000 shares of Common Stock (collectively, the "Directors' Awards") on September 2, 1997, which vest in five equal installments commencing September 2, 1998. In addition, each outside director of the Company and the Bank was granted non-statutory stock options to purchase 37,500 shares of Common Stock (with Limited Rights) and Stock Awards ranging from 6,677 shares to 9,350 shares on February 19, 1998 which vest in five (5) equal annual installments commencing February 19, 1999. The Limited Rights provide, in the event of a change in control, a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise, less any applicable tax withholding. The non-statutory stock option awards vest in five (5) equal annual installments, commencing September 2, 1998 and February 19, 1999, respectively, and have exercise prices of $22.50 and $22.00, respectively. All options granted under the Incentive Plan expire 10 years from the date of grant. In the event an outside director ceases service due to death or disability, all Directors' Awards will immediately vest or become exercisable and all stock options will remain exercisable for a period of three (3) years.

EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company for the year ended December 31, 1997. Recommendations regarding all of the components of the executive officers of the Company are made by the Compensation

Committee of the Board ("Committee") and are approved by the Board. The Board of Directors did not reject or modify in any material way any of the recommendations of the Committee during fiscal 1997. Each member of the Committee is a non-employee Director.

     The Company has revised current executive compensation policies to reflect the status of the Company as a public company and assure competitive compensation levels. It is currently intended that the new compensation policies of the Company and Bank will incorporate the consolidated financial results of the Company and Bank and other factors related to the performance of the Company's common stock.

     The following policies and procedures were utilized to determine executive compensation levels for fiscal 1997. As a result of the Bank's mutual-to-stock conversion and other operational changes, subjective qualitative measures were more heavily relied upon by the Committee than quantitative measures.

     For 1997, the Committee operated under a policy to structure executive compensation in a time and manner intended to limit the likelihood that current compensation would exceed the limits for deductibility prescribed by Section 162(m) of the Internal Revenue Code, as amended (the "Code"). This policy will continue to be operative for 1998; however, the Compensation Committee retains discretion to make future exceptions to this policy, and in determining whether to do so, the Compensation Committee may consider a number of factors, including the Company and the Bank's tax position, the materiality of amounts likely to be involved and any potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.

     COMPENSATION POLICIES AND PROCEDURES. The Committee is responsible for administering the compensation and benefit programs for all of the Company's employees, including its executive officers. It is the responsibility of the Committee to recommend to the full Board of Directors the amount and composition of executive compensation paid to the executive officers, including the President and Chief Executive Officer. It is the responsibility of the Board of Directors to review and consider such compensation recommendations of the Committee.

     The Committee annually reviews and evaluates base salary and annual bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the President and Chief Executive Officer. The President and Chief Executive Officer does not participate in the Committee's decision as to his compensation package. In establishing individual compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

     The Committee adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Company and individual performance; and (3) establishing compensation levels that are internally equitable and externally competitive.

     The Bank's cash compensation program for executive officers consists of (1) a base salary and (2) an annual bonus. In addition, executive officers participate in other benefit plans available to all employees, including the Retirement Plan, the ESOP, and the 401(k) Plan, and executive officers may be selected to participate in supplemental benefit plans.

     BASE SALARIES. Salary levels recommended by the Committee are intended to be consistent and competitive with the practices of comparable financial institutions, and each executive's level of responsibility. The Committee generally utilizes internal and/or external surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable peer institutions. In this regard, the Committee, from time to time, utilizes the services of compensation consultants to assist it in its review. For fiscal 1997, the Committee engaged KPMG Peat Marwick LLP to prepare survey information and to review the levels of compensation paid to the Company's executive officers in comparison to cash compensation paid by a peer group of financial institutions. The KPMG Peat Marwick analysis compared both the base and total cash compensation levels of the Company in comparison to other similarly situated financial institutions operating in the State of New York, including the Metropolitan New York City region. The analysis addressed the compensation of the executive officers in each institution and the financial performance of such institutions in comparison to the Company and concluded that the executive officers of the Company were generally compensated below their peer group. After a thorough discussion by the Committee and Board of Directors, the base salaries of each Named Executive Officer were increased to amounts that attempted to make compensation levels commensurate with the levels paid to officers of such similarly situated peer financial institutions.

     Although the Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Bank and the performance of the individual executive officer.

     BONUS. For fiscal 1997, the Company did not maintain a structured cash bonus plan and, while the Committee deemed it appropriate to pay discretionary cash bonuses in prior years, it did not authorize the payment of such bonuses for performance during fiscal 1997. In determining not to authorize cash bonuses for 1997, the Committee considered the grant of stock options and stock awards to its executive officers for fiscal 1997 and determined that such stock-based compensation was a more effective method of aligning such officers' interests with those of the Company's shareholders than a discretionary cash bonus. The Company engaged KPMG Peat Marwick to assist the Company in granting stock awards and stock options under the Incentive Plan. KPMG Peat Marwick conducted a survey of stock based compensation granted by recently converted peer institutions operating on a national and regional basis, the performance of such institutions in comparison to the Company, and recommended the level and terms of stock awards and stock options that were granted during 1997. The Committee considered the report issued by KPMG Peat

Marwick regarding such recommended stock awards and option grants and made awards to executive officers and Directors consistent with the recommendations of KPMG Peat Marwick.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee set Mr. Mancino's base compensation at $500,000 effective March 31, 1997. This represents an increase of $80,000 or 19.05%. In establishing his base salary, the Committee reviewed Mr. Mancino's performance for the prior year and also considered the Company's net income, profitability, its successful conversion to stock form as well as the cash compensation paid to chief executive officers of similarly situated peer financial institutions as reflected in the report issued by KPMG Peat Marwick. While no specific formula was used in connection with the Committee's decisions regarding the Chief Executive Officer's annual salary and while no specified salary level based on the achievement of particular quantifiable objectives or financial goals of the Company was set by the Committee, the Committee heavily considered the report issued by KPMG Peat Marwick regarding compensation levels paid to chief executive officers of peer institutions and the recommendations of KPMG Peat Marwick when determining Mr. Mancino's base salary for 1997.

     The Chief Executive Officer was paid a bonus of $2,500 in fiscal 1997, representing loan referral recruitment and attendance bonuses. The Chief Executive Officer did not receive any other cash bonus. While the Committee deemed it appropriate to pay Mr. Mancino a discretionary cash bonus based on measures such as the performance of the Bank and its successful transition to a public company, it determined not to authorize a discretionary cash bonus for Mr. Mancino. In determining not to authorize a cash bonus for the Chief Executive Officer, the Committee considered the grant of stock options and stock awards granted to the Chief Executive Officer in 1997 and concluded that such grants to the Chief Executive Officer were a more effective means of providing Mr. Mancino's compensation in 1997 as compared to a discretionary cash bonus. Similar to all other grants under the Incentive Plan, grants of stock options and stock awards made by the Committee to Mr. Mancino were made in accordance and consistent with the report and recommendation of KPMG Peat Marwick regarding stock-based compensation paid to chief executive officers of recently converted institutions.


                      THE COMPENSATION/PERSONNEL COMMITTEE
                            Thomas J. Calabrese, Jr.
                                Robert G. Freese
                            Dr. Edwin W. Martin, Jr.
                               John P. Nicholson
                               James E. Swiggett

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 1997, 1996 and 1995, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received salary and bonus in excess of $100,000 ("Named Executive Officers").

--------------------------------------------------------------------------------------------------------------------------
                                                                              LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                           ANNUAL COMPENSATION(1)              AWARDS               PAYOUTS
                                        -----------------------------   -------------------------   -------
                                                              OTHER
                                                              ANNUAL    RESTRICTED   SECURITIES
                                                              COMPEN-   STOCK        UNDERLYING     LTIP      ALL OTHER
NAME AND PRINCIPAL               YEAR   SALARY     BONUS      SATION    AWARDS       OPTIONS/SARS   PAYOUTS   COMPENSATION
POSITIONS                               ($)        ($)        ($)(2)    ($)(3)         (#)(4)       ($)(5)         ($)(6)
------------------------------   ----   --------   --------   -------   ----------   ------------   -------   ------------
Joseph L. Mancino                1997   $497,692   $  2,500       -     $5,273,519        518,545      -           $36,403
 Chairman of the Board of        1996   $403,846        404       -          -               -         -            19,616
 Directors, President and        1995    336,539      1,600       -          -               -         -            20,433
 Chief Executive Officer


John R. Bransfield, Jr.          1997   $258,462   $  1,500       -       $2,816,459      288,841      -           $ 9,397
 Executive Vice President        1996   $173,015    144,000       -          -               -         -            10,774
 and Senior Lending Officer      1995    151,719     75,736       -          -               -         -            10,578


Michael P. Puorro                1997   $150,769   $    400       -       $1,671,675      175,334      -           $ 5,333
 Senior Vice President and       1996   $100,019     83,475       -          -               -         -             3,077
 Chief Financial Officer         1995     85,846     43,340       -          -               -         -             2,847


Arthur W. Toohig                 1997   $140,789   $      -       -       $1,671,675      175,334      -           $ 9,808
 Senior Vice President and       1996    101,992     86,580       -          -               -         -             9,112
 Human Resources Officer         1995     91,692     44,500       -          -               -         -             7,400


John L. Klag                     1997   $140,673   $    300       -       $1,671,675      175,334      -           $ 1,959
 Senior Vice President and       1996   $101,100     87,610       -          -               -         -             3,263
 Investment Officer              1995     90,423     47,870       -          -               -         -             3,004


(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer under the Bank's 401(k) Plan and the column titled "Bonus" consists of attendance bonuses, loan referral bonuses and recruitment bonuses.
(2) For 1997, 1996 and 1995, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1996 and 1995, the Bank had no restricted stock or stock related plans in existence.
(3) Includes Stock Awards granted under the Incentive Plan consisting of 181,818, 101,138, 62,500, 62,500 and 62,500 shares awarded to Messrs.
    Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively, which will begin vesting in five equal installments on September 2, 1998 and 45,000, 20,000, 9,400, 9,400 and 9,400 shares awarded to Messrs. Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively, which will vest based on the achievement of certain specified performance objectives but in no event later than September 2, 2002. When shares become vested and are distributed, the recipients will also receive an amount equal to the accumulated cash and stock dividends with respect thereto, plus earnings thereon. As of December 31, 1997, the market value of the 226,818, 121,138, 71,900, 71,900 and 71,900 shares held by Messrs. Mancino, Bransfield, Jr., Puorro, Toohig and Klag was $5,273,519, $2,816,459, $1,671,675, $1,671,675
    and $1,671,675, respectively. For 1996 and 1995 neither the Company nor the Bank had any stock plans in existence.
(4) Includes options granted under the Incentive Plan during fiscal year 1997. See "Option Grants in last Fiscal Year" table for discussion of the terms of such options granted under the Incentive Plan. No stock options or SARs were earned or granted in 1996 or 1995.
(5) For 1997, 1996 and 1995, there were no payouts or awards under any long-term incentive plan.
(6) For 1997, such amounts include: (a) $9,828, $5,983, $487, $1,981, and $453 of imputed income from group term life insurance on behalf of Messrs. Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively; (b) $5,575, $3,414 and $2,770 of imputed income relating to the use of company automobiles by Messrs. Mancino, Bransfield, Jr. and Toohig, respectively; and (c) $21,000, $4,846, $5,057 and $1,506 of compensation paid for unused 1996 vacation for Messrs. Mancino, Puorro, Toohig and Klag, respectively.

EMPLOYMENT AGREEMENTS

     The Bank has entered into employment agreements with Messrs. Mancino, Bransfield, Jr., Klag, Toohig and Puorro, and three other senior officers (individually, the "Executive") and the Company has entered into employment agreements with Messrs. Mancino, Bransfield, Jr. and Puorro and one other senior officer (collectively, the "Employment Agreements"), which became effective as of January 10, 1997. The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the above referenced officers.

     The Employment Agreements provide for three-year terms for each Executive. The terms of the Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The current base salaries under such Employment Agreements for Messrs. Mancino, Bransfield, Jr., Puorro, Klag and Toohig are $500,000, $252,000, $147,000, $137,200 and $137,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause, as defined in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the Employment Agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank and the Company during the remaining term of the Employment Agreement. The Bank and the Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

     Under the Employment Agreements, if voluntary or involuntary termination follows a change in control or acquisition of control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining terms of the Employment Agreement; or
(ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and Company Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one Employment Agreement.

     Payments to the Executive under the Bank's Employment Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     Payments under the Company's Employment Agreement in the event of a change in control may constitute some portion of a "parachute payment" for federal income tax purposes, resulting in the possible payment of a federal excise tax. In such case, the Company must pay to the Executive an amount so as to enable the Executive to retain the payments he would have retained had he not been subject to such excise tax.

CHANGE IN CONTROL AGREEMENTS

     The Bank has entered into two-year Change in Control Agreements (the "CIC Agreements") with eleven officers of the Bank, none of whom are covered by the Employment Agreements. Commencing on the first anniversary date and continuing on each anniversary thereafter, the CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank, the officer would be entitled to receive a severance payment equal to two times the officer's average annual compensation for the five most recent taxable years. The Bank would also continue and pay for the officer's life, health and disability coverage for 24 months following termination.

EMPLOYEE BENEFIT PLANS

     INCENTIVE PLAN. The Company maintains the Roslyn Bancorp, Inc. 1997 Stock-based Incentive Plan, which provides discretionary awards to directors, officers and employees of the Company and its affiliates as determined by a committee of disinterested directors who administer the Incentive Plan. The Incentive Plan is intended to help the Company attract, retain and provide appropriate incentives for management personnel. Subject to certain adjustments to prevent dilution of awards to participants, 6,108,444 shares are available for awards denominated in Common Stock under the Incentive Plan, of which no more than 4,364,246 shares may be granted under the Incentive Plan for purchase pursuant to the exercise of options and option-related rights. Awards under the Incentive Plan may be granted in any one or a combination of stock options, limited rights, stock appreciation rights, stock awards and performance awards. The Compensation Committee administers the Incentive Plan and authorizes the employees, others and directors to whom awards are granted, the number of awards granted and the specific terms and conditions of each grant, subject to the provisions of the Incentive Plan. Awards under the Incentive Plan must have an exercise price of not less than fair market value at the date of grant. No individual officer or employee may be granted an amount of incentive stock options which exceeds 25% of all options eligible to be granted under the Incentive Plan within any 60 month period.

     Adjustments in the number and type of shares and other equitable adjustments may be made by the Board or the Compensation Committee in the event of a merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split or any other similar event. A participant may satisfy a tax withholding requirement by applying shares of Common Stock to which the participant is entitled.

     The right to grant awards under the Incentive Plan will terminate upon the earlier of (i) July 22, 2007 or (ii) the issuance of all the shares under the Incentive Plan. The Board of Directors has the authority to terminate the Incentive Plan at anytime, however, awards granted and outstanding when the Incentive Plan terminates are not affected or impaired by the termination.

     The following table lists all grants of options (and Limited Rights) under the Incentive Plan to the Named Executive Officers for fiscal 1997 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR





                                           INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------
                           NUMBER OF
                           SECURITIES        % OF TOTAL    EXERCISE
                           UNDERLYING        OPTIONS/SARS  OR
                           OPTIONS/SARS      GRANTED TO    BASE          EXPIRATION
                           GRANTED (#)       EMPLOYEES IN  PRICE         DATE         GRANT DATE
NAME                       (2)(3)(4)(5)      FISCAL YEAR   ($/SH)(6)     (7)          PRESENT VALUE(1)
------------------------------------------------------------------------------------------------------
Joseph L. Mancino..........     518,545           15.32       22.50        9/2/2007      $2,621,903
John R. Bransfield, Jr.....     288,841            8.54       22.50        9/2/2007       1,459,421
Michael P. Puorro..........     175,334            5.18       22.50        9/2/2007         885,278
Arthur W. Toohig...........     175,334            5.18       22.50        9/2/2007         885,278
John L. Klag...............     175,334            5.18       22.50        9/2/2007         885,278

------------------
(1) Determined using the Black-Scholes option pricing model with the following weighted average assumptions to value the option grants: dividend yield of 1.74%; expected volatility of 22.5%; risk-free interest rate of 5.61%; and expected option lives of four years. The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Consists of 404,545, 237,841, 151,934, 151,934 and 151,934 incentive and non-statutory options granted to Messrs. Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively, pursuant to the Incentive Plan which vest and become exercisable in equal installments at an annual rate of 20% beginning September 2, 1998 and 114,000, 51,000, 23,400, 23,400 and 23,400 options granted to Messrs. Mancino, Bransfield, Jr., Puorro, Toohig and Klag, respectively, which vest and become exercisable in installments based upon the achievement of certain specified performance objectives, but in no event later than September 2, 2002 .
(3) The purchase price may be paid in cash or in Common Stock.
(4) All grants are intended to be Incentive Stock Options, to extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended.
(5) Options are subject to limited rights pursuant to which the options may be exercised in the event of a change in control of the Company or the Bank. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(6) The exercise price of each option is the fair market value fo the Common Stock as of the date of grant.
(7) The option term is ten (10) years.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1997. Also reported are the value for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. No options were exercisable by the Named Executive Officers in fiscal 1997.

                       FISCAL YEAR-END OPTION/SAR VALUES


                           NUMBER OF SECURITIES
                                UNDERLYING             VALUE OF UNEXERCISED
                         UNEXERCISED OPTIONS/SARS            IN-THE-
                         AT FISCAL YEAR-END (#)(1)    MONEY OPTIONS/SARS AT
                                                      FISCAL YEAR END ($)(2)
                         ------------------------------------------------------

                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                         ------------------------------------------------------

Joseph L. Mancino..........    0/518,545                   $0/388,919
John R. Bransfield, Jr.....    0/288,841                    0/216,631
Arthur W. Toohig...........    0/175,334                    0/131,500
John L. Klag...............    0/175,334                    0/131,500
Michael P. Puorro..........    0/175,334                    0/131,500

------------------
(1) The options in this table have an exercise price of $22.50. Consists of 404,545, 237,841, 151,934, 151,934 and 151,934 incentive and non-statutory stock options granted to Messrs. Mancino, Bransfield, Jr., Toohig, Klag and Puorro, respectively, which will vest and become exercisable at an annual rate of 20% beginning September 2, 1998 and 114,000, 51,000, 23,400, 23,400
    and 23,400 options granted to Messrs. Mancino, Bransfield, Jr., Toohig, Klag and Puorro, respectively, which vest and become exercisable in installments based upon the achievement of certain specified performance objectives, but in no event later than September 2, 2002. The exercise price of each option is the fair market value of the stock as of the date of grant. The options will expire ten (10) years from the date of grant.
(2) Based on market value of the underlying stock at the fiscal year-end, minus the exercise price. The market price on December 31, 1997 was $23.25.


     RETIREMENT PLAN. The Bank maintains a defined benefit plan ("Retirement Plan") for eligible employees. The Retirement Plan is intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees generally begin participating in the Retirement Plan on the first day of the calendar month coincident with or next following the date on which they have attained age 21 and have completed at least one year of service with the Bank. All employees are eligible to participate in the Retirement Plan other than (i) employees paid on an hourly-rate or contract basis, (ii) employees regularly employed outside the Bank's own offices in connection with the operation and maintenance of building and other property acquired through foreclosure or deed, and (iii) leased employees. Participants become vested in their benefits under the Retirement Plan upon completing five years of vesting service.

     The Retirement Plan provides for a monthly benefit to a participant upon retirement at or after the later of (i) attainment of age 65 or (ii) the fifth anniversary of initial participation in the Retirement Plan. The Retirement Plan also provides for a benefit upon the participant's death or early retirement. The annual normal retirement benefit for a participant under the Retirement Plan is (i) 2% of average annual earnings multiplied by years of credited service (up to a maximum of 30 years), plus (ii) 0.5% of average annual earnings multiplied by the participant's number of years and months of credited service in excess of 30 years. For purposes of the Retirement Plan, average annual earnings means the participant's average annual compensation (as defined in the Retirement Plan) during the 36 consecutive calendar months within the final 120 consecutive calendar months of the participant's credited service that yields the highest average. A participant is eligible to receive an early retirement benefit upon the completion of at least ten consecutive years of vested service in the Retirement Plan and (i) attainment of age 60, or (ii) the sum of the participant's age and years of service equals at least 75. Benefits are generally paid in a straight life annuity for unmarried participants and in the form of a 50% joint and survivor annuity (with the spouse as designated beneficiary) for married participants. Other forms of benefit payments are available under the Retirement Plan.

     BENEFIT RESTORATION PLAN. The Bank maintains the Benefit Restoration Plan (the "BRP"). The BRP is a non-qualified plan designed to permit certain employees to receive supplemental retirement income from the Bank. Participants in the BRP receive a benefit equal to the amount the participant would have received under the 401(k) Plan and the Retirement Plan, but for limitations imposed on such benefits by certain provisions of the Code, including Sections 401(a)(17), 401(m), 401(k), 402(g) and 415 of the Code. The Bank amended the BRP to provide BRP participants with additional benefits equal to the amount of benefits the Participant would have received under the ESOP but for certain Code limitations. The Plan is an unfunded plan, which provides participants only with a contractual right to obtain the benefits provided thereunder from the general assets of the Bank. Currently, only Messrs. Mancino and Bransfield, Jr. are eligible to participate in the BRP.

     The following table sets forth the estimated annual benefits payable under the Retirement Plan upon a participant's retirement at age 65 for the year ended December 31, 1997, expressed in the form of a straight life annuity, and any related amounts payable under the BRP. The covered compensation under the Retirement Plan and BRP includes the base salary for participants and does not consider cash bonuses. The benefits listed in the table below for the Retirement Plan and BRP are not subject to a reduction for social security benefits or any other offset amount.

                                        YEARS OF SERVICE
                 ------------------------------------------------------------
FINAL AVERAGE
COMPENSATION             15        20        25        30        35        40
-------------      --------  --------  --------  --------  --------  --------
     $ 50,000      $ 15,000  $ 20,000  $ 25,000  $ 30,000  $ 31,250  $ 32,500
      100,000        30,000    40,000    50,000    60,000    62,500    65,000
      125,000        37,500    50,000    62,500    75,000    78,125    81,250
      150,000        45,000    60,000    75,000    90,000    93,750    97,500
      175,000        52,500    70,000    87,500   105,000   109,375   113,750
      200,000        60,000    80,000   100,000   120,000   125,000   130,000
      225,000        67,500    90,000   112,500   135,000   140,625   146,250
      250,000        75,000   100,000   125,000   150,000   156,250   162,500
      300,000        90,000   120,000   150,000   180,000   187,500   195,000
      350,000       105,000   140,000   175,000   210,000   218,750   227,500
      400,000       120,000   160,000   200,000   240,000   250,000   260,000
      450,000       135,000   180,000   225,000   270,000   281,250   292,500
      500,000       150,000   200,000   250,000   300,000   312,500   325,000

     The approximate years of service, as of December 31, 1997, for the Named Executive Officers are as follows:

                              YEARS OF
                              SERVICE
                             ----------
Joseph L. Mancino                 37
Arthur W. Toohig                  21
Michael P. Puorro                  5
John L. Klag                       5
John R. Bransfield, Jr.            5



     MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank has implemented a non-qualified Management Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP benefit is intended to make up for benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the SERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) reducing the number determined by (i) above by the number of shares actually allocated to the participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the SERP vest in 20% annual increments over a five year period commencing as of the date of a participant's participation in the SERP. The vested portion of the SERP participant's benefits are payable upon the retirement of the participant.

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total shareholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies in The Nasdaq Market Index and the MG Index for Savings and Loans for the period beginning on January 13, 1997, the day the Company's Common Stock began trading, through December 31, 1997. The graph was derived from a very limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by Media General Financial Services.

                             [GRAPH APPEARS HERE]


                                    Summary

                                1/13/97         03/31/97        06/30/97        09/30/97        12/31/97
                                -------         --------        --------        --------        --------
Roslyn Bancorp, Inc.             100.00           108.75          152.94          149.17          156.37
Nasdaq Market Index              100.00            94.92          112.29          130.92          122.67
MG Index For Savings and Loans   100.00           109.00          129.70          153.05          172.31

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.000 on 1/13/97, the first day of trading for Roslyn Bancorp, Inc. Common Stock. For Roslyn Bancorp, Inc. the index commenced with the closing on the first day of trading for Roslyn Bancorp, Inc. common stock of $15.00 per share.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Bank's policies do not permit the Bank to make loans to any of its Directors and executive officers. The Company intends that all transactions between the Company and its executive officers, Directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms length negotiations with unaffiliated persons and will be approved by a majority of independent outside Directors of the Company not having any interest in the transaction.


                    PROPOSAL 2. RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1997 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1998, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than November 28, 1998. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                    By Order of the Board of Directors

                                    /s/ Mary M. Ehrich

                                    Mary M. Ehrich
                                    Corporate Secretary

Roslyn, New York
March 27, 1998


 YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND
                              PROMPTLY RETURN THE
                    ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY
                              ROSLYN BANCORP, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 28, 1998
                            9:30 A.M., EASTERN TIME
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints the official proxy committee of the Board of Directors of Roslyn Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on April 28, 1998 at 9:30 a.m., Eastern Time, at the Milleridge Cottage, 585 North Broadway, Jericho, New York 11753 and at any and all adjournments thereof as indicated.

                                                WITH-   FOR ALL
                                        FOR     HOLD    EXCEPT
1. The election as directors of all
   nominees listed to three-year
   terms (except as marked to the       [_]      [_]      [_]
   contrary below):

           JOSEPH L. MANCINO, JAMES E. SWIGGETT AND ROBERT G. FREESE
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-----------------------------------------------------------------------------

                                        FOR     AGAINST   ABSTAIN
2. The ratification of the appointment
   of KPMG Peat Marwick LLP as
   independent auditors of the          [_]      [_]      [_]
   Company for the fiscal year ending
   December 31, 1998.


3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [_]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.

Date
    ------------------


------------------------------------------------------------------------------
Stockholder sign above                  Co-holder (if any) sign above

 /\DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED./\

                             ROSLYN BANCORP, INC.

        IMPORTANT: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 23, 1998.

        Please sign exactly as you name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY